Exhibit List


Exhibit No.              Exhibit
24           Power of Attorney for G. G. Michael
                                                POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  Gary G. Michael, of P. O. Box 1718, Boise, Idaho  83701,

as  a  director of Questar Corporation (the "Company"), do hereby appoint Abigail L. Jones and S. E. Parks, or each of them  acting alone,  my true and lawful attorney-in-fact to sign any  Form  3,

Form  4,  Form 5, or Form 144 Reports that I am required to  file

with   the   Securities   and   Exchange   Commission   reporting

transactions involving shares of the Company's common  stock  and derivative  securities whose value is dependent on  such  shares,

including option grants and phantom stock units allocated  to  my accounts  under the terms of deferred compensation plans  adopted by the Company and its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

      By  signing this Power of Attorney, I am revoking  a  prior document  dated  August 29, 2002.  This Power of  Attorney  shall remain  in  full force and effect with respect to my holdings  of any transactions of securities issued by the Company as long as I am  required to make reports of my transactions, unless I  revoke it with a signed writing prior to such date.

October 22, 2004

Date                               /s/ Gary G. Michael